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                                 ExhibiT 23.2

              Consent of Independent Certified Public Accountants


View Tech, Inc.
3760 Calle Tecate, Suite A
Camarillo, California  93012

We hereby consent to the incorporation by reference in the registration statement of View Tech, Inc. on Form S-3 (File No. 333-56229) and on Form S-8 (File Nos. 333-96321, 333-62135, 333-39501, 333-30389, and 333-20617) of our
report dated March 10, 2000 on our audit of the consolidated financial statements of View Tech, Inc. as of December 31, 1999 and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Los Angeles, California
March 29, 2000